UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BEYOND WELLNESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	82-3411014
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

303 E. 4th. St., Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
COMMON STOCK ($.0001 par value)	Nasdaq

If this form relates to the registration of a Class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☒

Securities Act registration statement file number to which this form relates:  024- 11173

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by Beyond Wellness International, Inc., a Nevada corporation (the “Registrant”), with the Securities and Exchange Commission in connection with the Company’s concurrent  filing of a Regulation A Offering Circular (Tier II) for its Common Stock and Class B Common Stock Purchase Warrants.

Item 1. Description of Registrant’s Securities to Be Registered.

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, $0.0001 par value per share, and Class B Common Stock Purchase Warrants, exercisable at a price of $4.00 for shares of Common Stock and units consisting of one share of Common Stock and one Class B Common Stock Purchase Warrant contained in the Regulation A Offering Circular filed with the Securities and Exchange Commission on March 6, 2020 with respect to Registrant’s Registration Statement on Form 1-A (Registration No. 024-11173), is incorporated herein by reference.

As of May 21, 2020 there were 23,589,000 shares of Common Stock issued and outstanding

Item 2. Exhibits.

The following Exhibits are incorporated by reference to the Regulation A Offering Circular filed with the Securities and Exchange Commission on May 22, 2020 with respect to Registrant’s Registration Statement on Form 1-A (Registration No. 024-11173):

2.1	Articles of Incorporation
2.2	ByLaws
3.1	Form of Class B Common Stock Purchase Warrant

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BEYOND WELLNESS INTERNATIONAL, INC.

Date: May 22, 2020	By:	/s/ IAN E. GILBEY
Name: Ian E. Gilbey
Title: President and CEO

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